Exhibit 99.1

Nasdaq Completes Acquisition of Verafin

NEW YORK and ST. JOHN’S, Newfoundland and Labrador, Feb. 11, 2021 (GLOBE NEWSWIRE) – Nasdaq, Inc. (Nasdaq: NDAQ), a global technology company, announced today the completion of its acquisition of Verafin, an industry pioneer in anti-financial crime management solutions. The agreement to acquire Verafin was announced on November 19, 2020.

The transaction accelerates Nasdaq’s ongoing evolution into a leading SaaS technology provider and significantly strengthens its existing regulatory and anti-financial crime solutions. Looking ahead, Verafin’s capabilities will be expanded to service a global ecosystem of Tier-1 and Tier-2 banks and broker-dealers, many of which currently leverage Nasdaq’s technology to detect market manipulation and abuse.

“At Nasdaq, we believe that fair, secure and transparent markets are vital to creating strong economies that move the world forward,” said Adena Friedman, President and Chief Executive Officer, Nasdaq. “Nasdaq’s global reach combined with Verafin’s powerful analytics, robust data insights, and innovative investigation tools, will create a next generation suite of solutions to fight financial crime and promote integrity throughout the financial ecosystem. We are thrilled to welcome Verafin’s talented employees into the Nasdaq family and look forward to supporting local institutions in Newfoundland and Labrador to promote continued innovation.”

Verafin will continue to operate in St. John’s, Newfoundland and Labrador as a stand-alone organization aligned with Nasdaq’s Market Technology business. Verafin’s existing executive leadership team will continue to lead the company.

Financial Considerations:

As previously disclosed in Nasdaq’s press release on November 19, 2020 regarding the acquisition of Verafin, the inclusion of Verafin increases the growth potential of Nasdaq, resulting in management’s outlook for organic revenue growth in the Market Technology business of 13-16% CAGR over the medium-term (3-5 years), and an increase to its outlook for the broader Solutions Segments businesses to achieve a 6-9% organic revenue CAGR over the medium-term.

Nasdaq is now updating its outlook for the organic growth in non-GAAP operating expenses over the medium-term to 3-6% up from the 2-4% amount previously announced, reflecting the strong growth expectations of Verafin and our combined anti-financial crime technology offering.

Nasdaq includes acquisitions in its organic growth calculations after they have been part of Nasdaq for 12 months, and as such, Verafin’s impacts on organic revenue and non-GAAP expense growth will begin in the first quarter of 2022.

About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Our diverse offering of data, analytics, software and services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

About Verafin

Verafin, a Nasdaq company, is an industry leader in enterprise Financial Crime Management solutions, providing a cloud-based, secure software platform for Fraud Detection and Management, BSA/AML Compliance and Management, High-Risk Customer Management and Information Sharing. Over 2,000 banks and credit unions use Verafin to effectively fight financial crime and comply with regulations. Leveraging its robust big data intelligence, visual storytelling and collaborative investigation capabilities, Verafin can significantly reduce false positive alerts, deliver context-rich insights and streamline the daunting BSA/AML compliance processes that financial institutions face today. Verafin is the exclusive provider for Texas Bankers Association, Western Bankers Association, Florida Bankers Association, Massachusetts Bankers Association, and CUNA Strategic Services, with industry endorsements in 48 U.S. states. Visit www.verafin.com, email info@verafin.com or call 866.781.8433.

Contacts

Nasdaq Investor Contact

Ed Ditmire, CFA: +1 212 401 8737

ed.ditmire@nasdaq.com

Nasdaq Media Contacts

Ryan Wells: +1 646 648 3887

ryan.wells@nasdaq.com

Yan-yan Tong: +46 (0)73 449 66 83

yan-yan.tong@nasdaq.com

Longview Communications & Public Affairs (Canada)

Ian Hamilton: +1 905 399 6591

ihamilton@longviewcomms.ca

Andy Lloyd: +1 416 402 5029

alloyd@longviewcomms.ca

Verafin Media Contact

Brian Hartlen: +1 709 725 8235

brian.hartlen@verafin.com

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including organic revenue growth and non-GAAP operating expenses.

Nasdaq believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Nasdaq’s financial condition and results of operations. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. Nasdaq believes presentation of these measures provides investors with greater transparency and supplemental data relating to financial condition and results of operations.

These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces its usefulness as a comparative measure. Investors should not rely on any single financial measure when evaluating these businesses. This information should be considered as supplemental in nature and is not meant as a substitute for operating results in accordance with U.S. GAAP.

A reconciliation of non-GAAP forward looking information to their corresponding GAAP measures cannot be provided without unreasonable efforts due to the inherent difficulty in quantifying certain amounts due to a variety of factors, including the unpredictability in the movement in foreign currency rates, Nasdaq’s effective tax rate as well as future charges or reversals outside of the normal course of business.

Forward-Looking Statements

This communication contains forward-looking information related to Nasdaq, Verafin and the acquisition of Verafin by Nasdaq that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. When used in this communication, words such as “will”, “believes”, “can” and similar expressions and any other statements that are not historical facts are intended to identify forward-looking statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the transaction and Nasdaq’s plans, objectives, expectations and intentions with respect to its business and Verafin. Risks and uncertainties include, among other things, Nasdaq’s ability to successfully integrate Verafin’s operations; Nasdaq’s ability to implement its plans, forecasts and other expectations with respect to Verafin’s business and realize expected synergies; the ability to realize the anticipated benefits of the transaction, including the possibility that the expected benefits from the transaction will not be realized or will not be realized within the expected time period; the impact of Verafin’s business model on Nasdaq’s ability to forecast revenue results; disruption from the transaction making it more difficult to maintain business and operational relationships; risks related to diverting management’s attention from Nasdaq’s ongoing business operations; significant transaction costs; unknown liabilities; future levels of Nasdaq’s indebtedness, including additional indebtedness that may be incurred in connection with the transaction; and the effect of the transaction on Verafin’s business relationships, operating results, and business generally.

Further information on these and other risk and uncertainties relating to Nasdaq can be found in its reports filed on Forms 10-K, 10-Q and 8-K and in other filings Nasdaq makes with the SEC from time to time and available at www.sec.gov. These documents are also available under the Investor Relations section of Nasdaq’s website at http://ir.nasdaq.com/investor-relations. The forward-looking statements included in this communication are made only as of the date hereof. Nasdaq disclaims any obligation to update these forward-looking statements, except as required by law.